Exhibit 99.1

NATURAL HEALTH TRENDS ANNOUNCES FINANCIAL RESULTS

DALLAS, TX, March 27, 2012 -- Natural Health Trends Corp. (OTCQB: NHTC) today announced its financial results for the quarter ended December 31, 2011.  The Company reported sales of $8.2 million, up 33% over a year ago, and earnings per share of $0.04 for the quarter, compared to losses per share of $0.04 during the comparable period in 2010.

“Emphasis on leader training, services, incentives and promotions gives us strong momentum for 2012.” said Chris Sharng, president of Natural Health Trends.  “Our management is working with our leaders to ensure they take advantage of these incredible opportunities.”

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe.  The company markets premium quality personal care products under the NHT Global brand.  Additional information can be found on the company’s website, www.naturalhealthtrendscorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance.  Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed on March 27, 2012, with the Securities and Exchange Commission.  We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	December 31, 2010	September 30, 2011	December 31, 2011
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$648	$1,727	$1,617
Restricted cash	422	496	494
Accounts receivable	105	91	93
Inventories, net	751	1,105	1,089
Other current assets	639	576	537
Total current assets	2,565	3,995	3,830
Property and equipment, net	203	131	68
Goodwill	1,764	1,764	1,764
Intangible assets, net	200	–	–
Restricted cash	225	217	220
Other assets	406	237	241
Total assets	$5,363	$6,344	$6,123

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$3,115	$2,452	$2,208
Income taxes payable	330	325	11
Accrued distributor commissions	723	1,031	1,177
Other accrued expenses	1,792	1,086	1,471
Deferred revenue	1,029	1,458	967
Deferred tax liability	178	177	148
Advance from related party	4	123	–
Other current liabilities	1,013	1,046	950
Total liabilities	8,184	7,698	6,932
Commitments and contingencies
Stockholders’ deficit:
Natural Health Trends stockholders’ deficit:
Preferred stock	124	124	124
Common stock	11	11	11
Additional paid-in capital	80,414	80,471	80,493
Accumulated deficit	(83,643)	(81,813)	(81,338)
Accumulated other comprehensive income (loss):
Foreign currency translation adjustments	366	(39)	(99)
Total Natural Health Trends stockholders’ deficit	(2,728)	(1,246)	(809)
Noncontrolling interest	(93)	(108)	–
Total stockholders’ deficit	(2,821)	(1,354)	(809)
Total liabilities and stockholders’ deficit	$5,363	$6,344	$6,123

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011
	(Unaudited)

Net sales	$6,192	$8,217	$23,576	$31,162
Cost of sales	1,894	2,130	6,969	8,172
Gross profit	4,298	6,087	16,607	22,990
Operating expenses:
Distributor commissions	2,358	3,215	8,671	11,857
Selling, general and administrative expenses	2,216	2,573	9,802	9,052
Depreciation and amortization	246	17	1,213	298
Total operating expenses	4,820	5,805	19,686	21,207
Income (loss) from operations	(522)	282	(3,079)	1,783
Other income (expense), net:
Gain (loss) on foreign exchange	103	(129)	524	226
Interest income	2	2	9	5
Interest expense	(7)	(2)	(18)	(16)
Other	(1)	117	68	129
Total other income (expense), net	97	(12)	583	344
Income (loss) before income taxes	(425)	270	(2,496)	2,127
Income tax benefit	(39)	(334)	(27)	(298)
Net income (loss)	(386)	604	(2,469)	2,425
Net (income) loss attributable to the noncontrolling interest	18	(129)	21	(120)
Net income (loss) attributable to Natural Health Trends	(368)	475	(2,448)	2,305

Preferred stock dividends	(4)	(4)	(16)	(16)
Net income (loss) attributable to common stockholders of Natural Health Trends	$(372)	$471	$(2,464)	$2,289

Income (loss) per share of Natural Health Trends – basic and diluted	$(0.04)	$0.04	$(0.23)	$0.21

Weighted-average number of shares outstanding – basic	10,588	10,806	10,507	10,704
Weighted-average number of shares outstanding – diluted	10,588	11,074	10,507	10,825

Contact:

Natural Health Trends Corp.
investor.relations@nhtglobal.com

SOURCE:  Natural Health Trends Corp.